As filed with the Securities and Exchange Commission on November 30, 2021

Registration No. 333-237477

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Andover National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-2216345
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 Avenue of the Americas, Suite 2000, Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Andover National Corporation 2019 Equity Incentive Plan

(Full Title of the Plan)

Peter A. Cohen

Executive Chairman and Chief Executive Officer

333 Avenue of the Americas, Suite 2000

Miami, FL 33131-2185

(786) 871-3333

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth R. Koch, Esq.

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Chrysler Center, 666 Third Avenue
New York, New York 10017
(212) 935-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-237477), filed on March 30, 2020, which registered an aggregate of 1,084,132 shares of Class A common stock issuable to participants in the Andover National Corporation 2019 Equity Incentive Plan. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of November, 2021.

ANDOVER NATIONAL CORPORATION

By:	/s/ Peter A. Cohen
Peter A. Cohen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter A. Cohen	Executive Chairman of the Board	November 30, 2021
Peter A. Cohen	and Chief Executive Officer (Principal Executive Officer)

/s/ Milun K. Patel	Chief Financial Officer (Principal	November 30, 2021
Milun K. Patel	Financial Officer and Principal Accounting Officer)

/s/ Rehana S. Farrell	Director	November 30, 2021
Rehana S. Farrell

/s/ William Greenblatt	Director	November 30, 2021
William Greenblatt

/s/ Jules B. Kroll	Director	November 30, 2021
Jules B. Kroll

/s/ Joshua Pechter	Director	November 30, 2021
Joshua Pechter